Exhibit 99.1

PRESS RELEASE Spring Lake, Michigan, April 17, 2014

VICTORY ELECTRONIC CIGARETTES CORPORATION RESPONSE TO RETRACTED PRESS RELSEASE

On April 17th at 10:41 am EST, a press release announcing that Victory Electronic Cigarettes Corporation (Victory) had acquired Must Have Limited’s VIP® was issued in error by the Company’s agent, as the acquisition has not yet closed. Victory will update the market accordingly as news becomes available.

Safe Harbor Disclosure

This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. reflecting management's current expectations regarding future results of operations, economic performance, financial condition and achievements of Victory, including statements regarding Victory’s expectation to see continued growth.  The forward-looking statements are based on the assumption that operating performance and results will continue to materialize consistent with recent trends.  Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate. Forward-looking statements, specifically those concerning future performance are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties include: Victory’s reliance on additional financing, Victory’s profitability and financial health, risks associated with Victory’s products, including that they may pose a health risk; governmental regulations may impact Victory’s business; the market or consumers may not accept Victory’s products; Victory relies on a single class of products; existing or pending patents may affect Victory’s business; and other factors disclosed in the Company's filings with the Securities and Exchange Commission. Unless required by applicable law, Victory undertakes no obligation to update or revise any forward-looking statements.

For investor inquiries please contact:
Suzanne Garcia
Manger, Investor Relations
Tel: (616) 384-3272
Email: suzanne@victoryecigs.com
www.victoryecigs.com